 Exhibit 10.135

 $3,100,000.00
November 30, 2007 (the “Effective Date”)

 Secured Promissory Note

FOR VALUE RECEIVED, the undersigned, CCP IV ASSOCIATES, LTD., a Texas limited partnership, whose address is 4582 South Ulster Parkway, Suite 1100, Denver, Colorado 80237 (the “Borrower”), promises to pay Three Million One Hundred Thousand Dollars and No Cents ($3,100,000.00), together with interest according to the terms of this Secured Promissory Note (this “Note”), to the order of TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY, an Iowa corporation (together with any future holder, the “Lender”), whose address is c/o AEGON USA Realty Advisors, Inc., 4333 Edgewood Road, N.E., Cedar Rapids, Iowa 52499-5443. Capitalized terms used but not defined in this Note shall have the meanings assigned to them in the Deed of Trust, as defined in Section 12 below.

1.

CONTRACT INTEREST RATE

The principal balance of this Note shall bear interest at the variable rate of interest determined from time to time as described in the next succeeding paragraph (the “Note Rate”) and (ii) the maximum interest rate allowed by law, as described in Section 24 below. Interest shall be calculated in arrears on actual days elapsed, based on a 360-day year. During any partial month, interest shall accrue based on the number of actual days which elapse during the related accrual period.

The initial Note Rate, at which interest on the Loan shall accrue from the funding date through the last day of November, 2007, shall be five and fifty-eight one-hundredths  percent (5.58%) per annum. On the first day of December, 2007 and thereafter at intervals of one full calendar month during the Loan’s term (each such month, a “Loan Month”), this Note Rate shall be adjusted to the per annum rate which is 78 basis points (the “Pricing Spread”) over the 1-month LIBOR rate (the “Index”), as reported by the Wall Street Journal on the last business day of the preceding month (in respect of any rate adjustment, the “Determination Date”). The Note shall bear interest at the adjusted Note Rate during the Loan Month comprising an accrual period. If the Wall Street Journal stops publishing the Index during the term of the Loan, the Lender shall determine the Index rate by referring to the LIBOR rate published in another nationally recognized daily paper or electronic business publication reasonably acceptable to the Lender.

The Pricing Spread is subject to increase to ninety-eight (98) basis points as provided in the Facility Agreement if the debt service coverage ratio of the Property decreases below 1.30.

2.

SCHEDULED PAYMENTS

2.1

PREPAYMENT OF INTEREST FOR THE MONTH OF FUNDING

Unless the funding of the loan evidenced by this Note (together with all additional charges, advances and accruals, the “Loan”) occurs on the first day of a calendar month, the Borrower shall prepay, on the date of the funding, interest due from the date of the funding through and including the last day of the calendar month in which the funding occurs.

2.2

MONTHLY PAYMENTS

On the first day of January, 2008 and on the first day of each subsequent calendar month through September, 2010, the Borrower shall pay an installment of accrued interest for the previous month at the Note Rate. Monthly installments of interest shall be made when due, regardless of the prior acceptance by the Lender of unscheduled payments.

2.3

FINAL PAYMENT

The Loan shall mature on the first day of October, 2010 (the “Maturity Date”), when the Borrower shall pay its entire principal balance, together with all accrued interest and any other amounts owed by the Borrower under this Note or under any of the other documents entered into now or in the future in connection with the Loan (the “Loan Documents”). The Maturity Date is subject to extension as provided in the Facility Agreement.

3.

BALLOON PAYMENT ACKNOWLEDGMENT

The Borrower acknowledges that the scheduled monthly payments referred to in Section 2 will not amortize the principal sum of this Note over its term, resulting in a “balloon” payment at maturity. Any future agreement to extend this Note or refinance the Indebtedness it evidences may be made only by means of a writing executed by a duly authorized officer of the Lender.

4.

APPLICATION OF MONTHLY INTEREST PAYMENTS

When the Lender receives a monthly interest payment, the Lender shall apply it to interest in arrears for the previous month, unless other amounts are then due under this Note or the other Loan Documents. If other amounts are due when a regular monthly payment is received, the Lender shall apply the payment first to accrued interest and then to those other amounts.

5.

DEFAULT INTEREST

If a Default exists (as defined in Section 9 below) the outstanding principal balance of this Note shall, at the option of the Lender, bear interest at a rate (the “Default Rate”) equal to the lesser of (i) ten percent (10%) per annum over the Note Rate, as determined from time to time, and (ii) the maximum rate allowed by law. If interest has accrued at the Default Rate during any period, the difference between such accrued interest and interest which would have accrued at the Note Rate during such period shall be payable on demand. If a court of competent jurisdiction determines that any interest charged has exceeded the maximum rate allowed by law, the excess of the amount collected over the legal rate of interest will be applied to the Indebtedness as a principal prepayment without premium, retroactively, as of the date of receipt, or returned to the Borrower if the Indebtedness has been fully paid.

6.

LATE CHARGE

If the Lender does not receive any scheduled monthly principal and interest payment on or before the tenth (10th) day of the calendar month in which it is due, the Lender will send the Borrower written Notice that a late charge equal to four percent (4%) of the late payment has accrued. The Borrower shall pay any such late charge on or before the tenth day of the calendar month following the month during which the late payment was scheduled to have been received. Interest on unpaid late charges shall, at the Lender’s discretion, accrue at the Note Rate beginning on the first day of the calendar month following their accrual.

7.

PREPAYMENT

Subject to the terms of the Facility Agreement, this Note may be prepaid in whole or in part, without premium or penalty, upon not less than thirty (30) days’ prior written notice to the Lender.

8.

PERMITTED PAR PREPAYMENTS

The Lender shall not charge a prepayment premium on any prepayment made as the result of the Lender’s election to apply insurance or condemnation proceeds to the principal balance of this Note or to achieve any required loan to value ratio that is a prerequisite to the Borrower’s rights to obtain and to use such proceeds (the “Permitted Par Prepayment”).

9.

DEFAULT

A default on this Note (“Default”) shall exist if (a) the Lender fails to receive any required installment of principal and interest on or before the tenth (10th) day of the calendar month in which it is due, (b) the Borrower fails to pay the matured balance of this Note on the Maturity Date or (c) a “Default” exists as defined in any other Loan Document. If a Default exists and the Lender engages counsel to collect any amount due under this Note or if the Lender is required to protect or enforce this Note in any probate, bankruptcy or other proceeding, then any expenses incurred by the Lender in respect of the engagement, including the reasonable fees and reimbursable expenses of counsel and including such costs and fees which relate to issues that are particular to any given proceeding, shall constitute indebtedness evidenced by this Note, shall be payable on demand, and shall bear interest at the Default Rate. Such fees and expenses include those incurred in connection with any action against the Borrower for a deficiency judgment after a foreclosure or trustee’s sale of the Real Property under the Deed of Trust (defined below), including all of the Lender’s reasonable attorneys’ fees, property appraisal costs and witness fees.

10.

ACCELERATION

If a Default exists, the Lender may, at its option, declare the unpaid principal balance of this Note to be immediately due and payable, together with all accrued interest on the Indebtedness, all costs of collection (including reasonable attorneys’ fees and expenses) and all other charges due and payable by the Borrower under this Note or any other Loan Document. If the subject Default has arisen from a failure by the Borrower to make a regular monthly payment of principal and interest, the Lender shall not accelerate the Indebtedness unless the Lender shall have given the Borrower at least three (3) Business Days’ advance Notice of its intent to do so.

If the subject Default is a Curable Non-Monetary Default, the Lender shall exercise its option to accelerate only by delivering Notice of acceleration to the Borrower. The Lender shall not deliver any such Notice of acceleration until (a) the Borrower has been given any required Notice of the prospective Default and (b) any applicable cure period has expired.

Except as expressly described in this Section, no Notice of acceleration shall be required in order for the Lender to exercise its option to accelerate the Indebtedness in the event of Default.

11.

PREPAYMENT FOLLOWING ACCELERATION

Any Default resulting in the acceleration of the Indebtedness evidenced by this Note shall be presumed to be an attempt to avoid the provisions of Section 7 of this Note, which prohibit prepayment or condition the Lender’s obligation to accept prepayment on the payment of a prepayment premium. Accordingly, if the Indebtedness is accelerated, any amounts tendered to repay the accelerated Indebtedness, or realized by the Lender through its remedies following acceleration, shall be subject to the prepayment premium, if any, that would have been applicable under Section 7 (calculated from the date of acceleration through the Maturity Date).

12.

SECURITY

This Note is secured by a Deed of Trust, Security Agreement and Fixture Filing (the “Deed of Trust”) granted by the Borrower to the Public Trustee of El Paso County, the Trustee, for the benefit of the Lender, conveying certain real property (the “Real Property”) located in the City of Colorado Springs, El Paso County, Colorado and granting a security interest in certain fixtures and personal property, and by an Absolute Assignment of Leases and Rents made by the Borrower to the Lender, assigning the landlord’s interest in all present and future leases (the “Leases”) of all or any portion of the Real Property encumbered by the Deed of Trust. Reference is made to the Loan Documents for a description of the security and rights of the Lender. This reference shall not affect the absolute and unconditional obligation of the Borrower to repay the Loan in accordance with its terms.

13.

RECOURSE TO BORROWER

The Lender agrees that it shall not seek to enforce any monetary judgment with respect to the Indebtedness evidenced by this Note against the Borrower except through recourse to the Property (as defined in the Deed of Trust), unless the obligation from which the judgment arises is one of the “Carveout Obligations” defined in Section 14.

14.

CARVEOUT OBLIGATIONS

The “Carveout Obligations” are (a) the obligation to repay any portion of the Indebtedness evidenced by this Note that arises because the Lender has advanced funds or incurred expenses in respect of any of the “Carveouts” (as defined below), (b) the obligation to repay the entire Indebtedness evidenced by this Note, if the Lender’s exculpation of the Borrower from personal liability under this Section has become void as set forth below, (c) the obligation to indemnify the Lender in respect of its actual damages suffered in connection with any of the Carveouts, and (d) the obligation to defend and hold the Lender harmless from and against any claims, judgments, causes of action or proceedings arising from any of the Carveouts. The “Carveouts” are:

(i)

fraud or material written misrepresentation;

(ii)

waste of the Property (which shall include damage, destruction or disrepair of the Real Property caused by a willful act or grossly negligent omission of the Borrower, but shall exclude ordinary wear and tear in the absence of gross negligence);

(iii)

misappropriation of tenant security deposits (including proceeds of tenant letters of credit), Insurance Proceeds or Condemnation Proceeds;

(iv)

failure to pay property taxes, assessments or other lienable Impositions;

(v)

failure to pay to the Lender all Rents, income and profits (including any rent collected more than one month in advance, or any rent for the last month of the lease term, under any Lease in force at the time of Default), net of reasonable and customary operating expenses, received in respect of a period when the Loan is in Default;

(vi)

removal from the Real Property of Fixtures or Personal Property, unless replaced in a commercially reasonable manner;

(vii)

the out-of-pocket expenses of enforcing the Loan Documents following Default, not including expenses incurred after the Borrower has agreed in writing to transfer the Real Property to the Lender by the Lender’s choice of either an uncontested foreclosure or delivery of a deed in lieu of foreclosure;

(viii)

terminating or amending a Lease in violation of the Loan Documents; and

(ix)

any liability of the Borrower under the Environmental Indemnity Agreement.

The Lender’s exculpation of the Borrower from personal liability for the repayment of the Indebtedness evidenced by this Note shall be void without Notice if the Borrower (A) voluntarily transfers or creates any voluntary lien on the Property in violation of the Deed of Trust, or (B) files a voluntary petition for reorganization under Title 11 of the United States Code (or under any other present or future law, domestic or foreign, relating to bankruptcy, insolvency, reorganization proceedings or otherwise similarly affecting the rights of creditors), and has not offered, prior to the filing, to enter into the Lender’s choice of either an agreement to permit an uncontested foreclosure, or an agreement to deliver a deed in lieu of foreclosure within sixty (60) days of the Lender’s acceptance of the offer. After the Lender accepts such an offer, default by the Borrower in fulfilling the terms of the accepted offer shall trigger personal liability for the entire Indebtedness. No such offer shall be conditioned on any payment by the Lender, on the release of any Obligor from any Obligation, or on any other concession.

15.

SEVERABILITY

If any provision of this Note is held to be invalid, illegal or unenforceable in any respect, or operates, or would if enforced operate to invalidate this Note, then that provision shall be deemed null and void. Nevertheless, its nullity shall not affect the remaining provisions of this Note, which shall in no way be affected, prejudiced or disturbed.

16.

WAIVER

Except to the extent that such rights are expressly provided in this Note, the Borrower waives demand, presentment for payment, notice of intent to accelerate, notice of acceleration, protest, notice of protest, dishonor and of nonpayment and any and all lack of diligence or delays in collection or enforcement of this Note. Without affecting the liability of the Borrower under this Note, the Lender may release any of the Property, grant any indulgence, forbearance or extension of time for payment, or release any other person now or in the future liable for the payment or performance of any obligation under this Note or any of the Loan Documents.

The Borrower further (a) waives any homestead or similar exemption; (b) waives any statute of limitation; (c) agrees that the Lender may, without impairing any future right to insist on strict and timely compliance with the terms of this Note, grant any number of extensions of time for the scheduled payments of any amounts due, and may make any other accommodation with respect to the Indebtedness evidenced by this Note; (d) waives any right to require a marshaling of assets; and (e) to the extent not prohibited by applicable law, waives the benefit of any law or rule of law intended for its advantage or protection as a debtor or providing for its release or discharge from liability under this Note, excepting only the defense of full and complete payment of all amounts due under this Note and the Loan Documents.

17.

VARIATION IN PRONOUNS

All the terms and words used in this Note, regardless of the number and gender in which they are used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context or sense of this Note or any paragraph or clause herein may require, the same as if such word had been fully and properly written in the correct number and gender.

18.

WAIVER OF JURY TRIAL

THE BORROWER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (A) UNDER THIS NOTE OR ANY OTHER LOAN DOCUMENT OR (B) ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH THIS NOTE OR ANY OTHER LOAN DOCUMENT, AND THE BORROWER AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A JUDGE AND NOT BEFORE A JURY.

19.

OFFSET RIGHTS

In addition to all liens upon and rights of setoff against the money, securities, or other property of the Borrower given to the Lender by law, the Lender shall have a lien upon and a right of setoff against all money, securities, and other property of the Borrower, now or hereafter in possession of or on deposit with the Lender, whether held in a general or special account or deposit, or safe-keeping or otherwise, and, following a Default, every such lien and right of setoff may be exercised without demand upon, or notice to the Borrower. No lien or right of setoff shall be deemed to have been waived by any act or conduct on the part of the Lender, or by any neglect to exercise such right of setoff or to enforce such lien, or by any delay in so doing, and every right of setoff and lien shall continue in full force and effect until such right of setoff or lien is specifically waived or released by an instrument in writing executed by the Lender.

20.

COMMERCIAL LOAN

The Borrower hereby represents and warrants to the Lender that the Loan was made for commercial or business purposes, and that the funds evidenced by this Note will be used solely in connection with such purposes.

21.

REPLACEMENT OR BIFURCATION OF NOTE

If this Note is lost or destroyed, the Borrower shall, at the Lender’s request, execute and return to the Lender a replacement promissory note identical to this Note, provided the Lender delivers to the Borrower an affidavit to the foregoing effect. Upon delivery of the executed replacement note, the Lender shall indemnify the Borrower from and against its actual damages suffered as a result of the existence of two Notes evidencing the same obligation. No replacement of this Note under this Section shall result in a novation of the Borrower’s obligations under this Note. In addition, the Lender may at its sole and absolute discretion require, at no cost to Borrower, that the Borrower execute and deliver two separate promissory notes, which shall replace this Note as evidence of the Borrower’s obligations. The two replacement notes shall, taken together, evidence the exact obligations set forth in this Note. The replacement notes shall be independently transferable. If this Note is so replaced, the Lender shall return this Note to the Borrower marked to evidence its cancellation.

22.

GOVERNING LAW

This Note shall be construed and enforced according to, and governed by, the laws of Colorado without reference to conflicts of laws provisions which, but for this provision, would require the application of the law of any other jurisdiction.

23.

TIME OF ESSENCE

In the performance of the Borrower’s obligations under this Note, time is of the essence.

24.

AGREEMENT CONCERNING INTEREST

The provisions of this Note and of the Deed of Trust now or hereafter existing are hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of the maturity of this Note or otherwise, shall the amount paid or agreed to be paid to the Lender for the use, forbearance or detention of the sums evidenced by this Note exceed the maximum amount permissible under Colorado law. If, from any circumstances whatsoever, the performance or fulfillment of any provision of this Note, or of the Deed of Trust, at the time performance of such provision shall be due, shall exceed the limit of validity prescribed by law, then, ipso facto, the obligation to be performed or fulfilled shall be reduced to the limit of such validity, and, if from any such circumstance, the Lender shall ever receive anything of value which is deemed to be interest by Colorado law which would exceed the highest lawful rate, an amount equal to any excessive interest shall be applied to the reduction of the principal amount of this Note or on account of any other principal Indebtedness of the Borrower to the Lender and to the payment of interest thereon or, if such excessive interest exceeds the unpaid balance of principal of this Note and such other Indebtedness, such excess shall be refunded to the Borrower.

25.

NO ORAL AGREEMENTS

THIS NOTE AND ALL THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT OF THE BORROWER AND THE LENDER AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE LOAN AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE BORROWER AND THE LENDER. THERE ARE NO ORAL AGREEMENTS BETWEEN THE BORROWER AND THE LENDER. THE PROVISIONS OF THIS NOTE AND THE OTHER LOAN DOCUMENTS MAY BE AMENDED OR REVISED ONLY BY AN INSTRUMENT IN WRITING SIGNED BY THE BORROWER AND THE LENDER.

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed as of the Effective Date.

CCP IV ASSOCIATES, LTD., a Texas limited partnership

By:

CCP/IV RESIDENTIAL GP, L.L.C., a South Carolina limited liability company, its general partner

By:

CONSOLIDATED CAPITAL PROPERTIES IV, a California limited partnership, its manager

By:

CONCAP EQUITIES, INC., a Delaware corporation, its general partner

By: /s/Patti K. Fielding

Name:

Patti K. Fielding

Title:

Executive Vice President

and Treasurer